UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 1, 2025, B. Riley Financial, Inc. (the “Company”) received a Staff Determination Letter from the Nasdaq Listing Qualifications Staff (the “Staff”) based on the Company's non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), as previously notified by the Staff on April 3, 2025, May 21, 2025 and August 20, 2025. The basis for the Staff Determination Letter is that the Company has not yet filed its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 (the “Delayed Reports”), with the Securities and Exchange Commission (the “SEC”).

The Company filed its Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) on September 19, 2025 and is actively working towards the filing of the Delayed Reports to ensure full compliance with the Listing Rules.

The Staff Determination Letter noted that, after the Staff’s review of the materials submitted by the Company on September 4, 2025 and September 19, 2025 (the “Updated Plan of Compliance”), it lacked the discretion within Nasdaq’s rules to grant the Company a further exception beyond the September 29, 2025 deadline that was previously granted to regain compliance with the Filing Rule. The Staff Determination Letter has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

The Staff Determination Letter notified the Company that it may request a hearing before a Nasdaq Hearings Panel (“Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding one or more delinquent filings will automatically stay the suspension of the Company’s securities for a period of at least 15 calendar days from the date of the hearing request. By Nasdaq rule, when a company requests a hearing for one or more late SEC periodic public filings, it must also request an extension of the stay through the hearing date and subsequently during any additional extension period granted by a Hearings Panel following the hearing. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. The Company intends to timely submit a request for a hearing including continued listing of its securities pending the hearing and the Hearings Panel’s decision.

There can be no assurance that the Hearings Panel will grant any of the Company’s requests for additional time. In the unlikely event that Nasdaq is not able to rule on the stay of a suspension prior to the expiration of the automatic stay, it has been Nasdaq’s practice to take no action until a Hearings Panel is able to make a ruling on the extended stay request. Once the Hearings Panel makes a ruling on the extended stay, the Company intends to make a subsequent announcement.

Item 7.01 Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release related to the information described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Scott Yessner
Name:	Scott Yessner
Title:	Executive Vice President and Chief Financial Officer

Date: October 6, 2025

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